EXHIBIT 23.1

CONSENT OF DELOITTE & TOUCHE GMBH

             We consent to the incorporation by reference in this Registration Statement of IQ Power Technology Inc. on Form S-8 of our report dated March 25, 2002, appearing in the Annual Report on Form 10-KSB of iQ Power Technology Inc. for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE GmbH
Wirtschaftsprufungsgesellschaft

Munich, Germany

November 4, 2002